UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/26/2005

Bluegreen Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-19292

MA	03-0300793
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, FL 33431
(Address of Principal Executive Offices, Including Zip Code)

561-912-8000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 26, 2005, Bluegreen Corporation ("Bluegreen") called for redemption $55 million in aggregate principal amount of its 10 1/2% Senior Secured Notes due 2008 (the "Notes"), in accordance with their terms, at a redemption price of 101.75% plus accrued and unpaid interest through June 26, 2005. The redemption date is June 27, 2005. SunTrust Bank, as Trustee and Paying Agent of the Notes notified Note holders of the call. On June 2, 2005, Bluegreen issued a press release relating to the call, a copy of which is attached as Exhibit 99.1.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Bluegreen Corporation

Date: June 02, 2005.	By:	/s/ ANTHONY M. PULEO
Anthony M. Puleo
Senior Vice President and Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated June 2, 2005